Exhibit 10.7
Labor Contract
Attention
1.	This labor contract is according to “Chinese Labor Law” and referring to provisions of labor bureau and Yunnan province.

2.	The contract has to be signed with the agreement which both employee and employer negotiate under the relevant law and regulation; the specific documents have to be established.

3.
This contract have to be signed with pen or writing brush and if there is any additional information which could be added in loose-leaf; could be written or printed by company. The seal and signature are necessary. Requiring a clear writing and the information filled cannot be altered. Altered information or delegated signature is not accepted.

4.	The contract will make the legal effectiveness after signing and both employee and employer have the legal responsibilities.

5.	Both employee and employer should keep this contract.

6.	In the duration of the contract, there’s any change necessary or extension should have the agreement of employee and employer.

7.	It is tort without the permission of Province Labor Bureau and the Social Guarantee Office for the using of this contract.

8.	The technology appeared in the contract are in charge of Province Labor Bereau and Social Guarantee Office.

EMPLOYER BASIC BACKGROUND

NAME: Kunming Shenghuo Pharmaceutical (Group) Co. Ltd

ADRESS: No. 2, Jingyou Road, Kunming National Economy and Technology Development District, Kunming, PRC.

NATURE OF EMPLOYER: Limited Company

LEGAL REPRESENTATIVE:Lan gui hua

EMPLOYEE BASIC BACKGROUND

NAME:Wang zheng yi

GENDER:male

DATE OF BIRTH:14/8/1945

NATION: People ’s Republic of China

HEALTH CONDITION: Well

SCHOLLING CONDITON: bachelor

NATIVE PLACE: Xuan wei,Yunan

IDENTIFY NUMBER:532201194508145712

BEGINNING DATE OF WORK:1974

CERTIFICATION & QUALIFICATION: physician

MAJORITY ADVANTAGES:

Corporate governanve, affairs about listing and issue of securities ,programme application

ADDRESS: Road Chuan jin, ji dian District, Kunming, PRC.

MARRIAGE CONDITION: In double harness

NAME OF PARTNER: Jin mei xian

FORMER COMPANY NAME: Yunnan Yun wei Group

PERSONAL CV:

 1974---1998:Yunan Yun wei Group

1999--- :Kunming Shenghuo Pharmaceutical (Group ) Co.LTD
COMMENT:  He does well in Corporate governanve, affairs about listing and issue of securities ,programme application.

1.	DURATION OF THE CONTRACT

With fixed duration: this contract duration time begins from [ 3/12/2004 ] to [ 2/12/2009 ]. The duration period is [ 5 ] years.

2.	Content of the Job

Title arranged by employer is: director, secretary of board of directors, dean of enterprise management office.
With the necessary of the employer and the agreement of employee, the title could be changed.

3.	Obligation of Employer
1.	Following to the legal provisions, regulations, etc. to guarantee the right of the employees.

2.
Paying the insurance for employees under the provisions of labor law and the part, which should be paid by employees could be deduct from the salary and employer is responsible to explain relevant information to employee.

3.
Providing the safe environment and protected facilities in workplace, and according to the relevant provision, employer should provide a certain amount of money for food and healthy of employee. And with some dangerous position, the periodic physical examination is required.

4.	Employer provides the safe training, and other necessary training for specific positions.

4.	Obligation of Employee
1.	Following to the legal provisions, regulations, etc, to guarantee the right of the employers.

2.	Complying with policy of employer compiled, which is under the legal provision and regulations.

3.	Keeping the business secret if not, making the lose of the employer, the employee have to pay the economic compensation.

4.	Be responsible for the work obligation, protecting the facilities and utilizes; keeping the standards of time, quality and quantity for the work target.

5.	Working Time and Holiday

 According to the provisions of Chinese Labor Law Section 4, differ to different work position and titles.

6.	Salary and Payment

 1. After employee finished the work target in the legal work time, employer have to pay the amount which cannot be lower than the province minimum amount of money in currency. In the duration of the contract, the employer must pay the amount of: post wage + technology grade wage=Basic wage (produce dividend or sales dividend are exceptions) to employee.

2. Without the responsibility of employee for stopping work, in the duration period, employer have to pay the money to keep the basic life expenditure of employee, and the level of amount cannot be lower than the standard of local government set.

3. During the work time, employer can change the payment according to the contribution of employee.

7.  Insurance and Staff Welfare

In the contract duration, if employee get the disease, injury suffered on job, and get occupancy sick, retired, death and be pregnant etc. the employee have the right to enjoy the relevant welfare according to the national law and regulation.

8. Termination and Extension of Contract

1.	In the contract duration, if both employer and employee intend to stop contract, they have to follow the relevant provision of Chinese Labor Law.

2.	According to the Section 26 and Section 27 of Chinese Labor Law, Employer wants to stop the contract, employer has to give employee the economic compensation.

3.	Natural terminate the contract which employer is National Incorporate, the employer has to pay the economic compensation to employee.

4.
After the negotiation of terminate the contract, if it is the requirement of employee, the employer do not need pay economic compensation to employee if it is the requirement of employer, and employer has to pay a certain amount of economic compensation to employee.

5.	According to the provision in section 29 in Chinese Labor Law, certain circumstances the employer cannot have the requirement of termination of contract.

6.	Before the ended time of fixed duration contract 30 days, employer and employee should sign the extension contract.

9. With the Agreement of Employer and Employee, (“tick”)
a. Loose-leaf    b. none

 10.  Breaking of Contract

                   Employer or employee break the contract, should be responsible for:

1.
Employer reduce the salary or refuse to pay the wage to employee or illegal over-time work target to employee, without the payment the employee should receive, the employer has to pay the certain amount of economic compensation.

2.
After the training which is provided by employer, employee has the responsibility to finish the work target for employer, if employee require to terminate the contract within the duration time employee must pay for the training compensation. The specific information of training should be clarified with negotiation; referring to the relevant provision of law and regulation without negotiation.

3.	Employee and Employer can negotiate the amount of compensation should be paid if one breaking the contract; referring to the relevant provision of law and regulation if without negotiation.

4.	The specific method of keeping business secret could be negotiated; referring to the relevant provision of law and regulation if without negotiation.

11.	During the Contract period, if there is any labor dispute, employer and employee should negotiate and have an agreement for solution; referring to the legal process without the agreement.

12.	During the contract period, any part should follow the latest amended provision of law and regulation.

Employer: Seal	Employee: Seal, Wang zheng yi Legal Representative: Seal, Lan gui hua Date of Contract: 3/12/2004

Discriminate and Confirm Comment:
Discriminate and Confirm Office: Seal
The people for Discriminate and Confirm:Seal
Date of discriminate and Confirm: 3/12/2004